                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 AMERON INTERNATIONAL CORPORATION
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

                        AMERON INTERNATIONAL CORPORATION
    CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE., PASADENA, CALIFORNIA 91101

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders:

The Annual Meeting of Stockholders of Ameron International Corporation, a Delaware corporation (the "Company") will be held at The Pasadena Hilton Hotel, 150 South Los Robles Ave., Pasadena, California, on Wednesday, March 22, 2000 at 9:00 a.m. for the following purposes:

    1. To elect three directors to hold office for a term of three years, or until their successors are elected and qualified.

    2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for fiscal year 2000.

    3. To approve an amendment to the Ameron 1994 Nonemployee Director Stock Option Plan.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed February 8, 2000 as the record date for the determination of stockholders entitled to vote at this meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT

Holders of a majority of the outstanding voting shares of the Company must be present either in person or by proxy in order for the meeting to be held. Whether or not you expect to attend the Annual Meeting, your proxy vote is important.

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience in replying.

If you are a stockholder of record and plan to attend the meeting, please check your proxy card in the space provided. If your shares are not registered in your name, please advise the stockholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

                                          JAVIER SOLIS
                                          SECRETARY

February 22, 2000

                        AMERON INTERNATIONAL CORPORATION
                 CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE.,
                           PASADENA, CALIFORNIA 91101

                            ------------------------

                               FEBRUARY 22, 2000

                                PROXY STATEMENT

                             ---------------------

    This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Ameron International Corporation (the "Company") to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. This proxy statement and the proxy card included herewith were first sent to stockholders on or about February 22, 2000. THE SOLICITATION IS MADE ON BEHALF OF THE COMPANY BY ITS BOARD OF DIRECTORS AND THE COST OF SOLICITATION WILL BE BORNE BY THE COMPANY.

    Please sign, date and return the enclosed proxy card to ensure that your shares are voted. The proxy may be revoked at any time prior to exercise thereof but if not revoked will be voted. A proxy can be revoked by filing with the Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Each proxy will be voted as instructed, and if no instruction is given will be voted FOR the election of the three nominees for directors named below and FOR each of the proposals described. The named proxies may vote in their discretion upon such other matters as may properly come before the meeting.

    The record date for the determination of stockholders entitled to vote at the Annual Meeting is February 8, 2000. On such date, there were issued, outstanding and entitled to vote at the Annual Meeting, 3,991,912 shares of Common Stock of the Company (the "Common Stock"). Every stockholder is entitled to one vote for each share of Common Stock registered in his or her name at the close of business on the record date, except that stockholders may cumulate their votes in the election of Directors. See "Election of Directors". Common Stock is the only class of voting stock outstanding.

    Assuming a quorum is present in person or by proxy at the meeting, with respect to the election of directors, the three nominees receiving the greatest number of votes cast will be elected directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is necessary for the ratification of the appointment of Deloitte & Touche LLP as independent public accountants of the Company for fiscal year 2000 and for the approval of the amendment to the Ameron 1994 Nonemployee Director Stock Option Plan ("1994 Plan").

    For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker nonvotes"), those shares will not be included in the vote totals and therefore will have no effect on the vote.

                             ELECTION OF DIRECTORS
                                 (PROXY ITEM 1)

    As of the date of this Proxy Statement, the Bylaws of the Company provide for a Board of Directors composed of nine (9) directors; however, the Board of Directors has taken action to reduce the size of the Board to eight
(8) directors effective the date of the Annual Meeting of Stockholders as a result of the retirement of Director Richard J. Pearson on that date. Three directors are to be elected at the 2000 Annual Meeting. John F. King was elected to his present term of office as a Class II director at the Company's 1997 Annual Meeting of Stockholders. John E. Peppercorn and Peter K. Barker were elected to the Company's Board of Directors effective May 1 and June 23, 1999, respectively and joined John F. King as Class II directors. Class II directors will hold office until the Annual Meeting of Stockholders in the year 2003 or until their respective successors have been elected and qualified. All of the nominees have consented to being named herein and to serve if elected. In the event that any of the nominees should become unavailable prior to the Annual Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board of Directors, or the Board, at its option, may reduce the number of directors to constitute the entire Board.

    Stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by the stockholder, or to distribute such votes to one or more nominees, as the stockholder determines. Unless you indicate otherwise on the proxy card, if you vote "FOR" all nominees, the proxies will allocate your votes equally among the nominees listed above; if you withhold authority to vote for any nominee or nominees, the proxies will allocate your votes equally among the nominees listed above except those for whom you withhold authority to vote.

    The following information, which has been provided to the Company by the Directors, shows for each of the nominees for director and for each director whose term continues, principal occupation and business experience during the past five years and other affiliations.

                           2000 NOMINEES FOR DIRECTOR

    PETER K. BARKER. Advisory Director and former partner with Goldman Sachs & Co. Director of Department 56, Inc. Age 51. He has been a director of the Company since June 1999.

    JOHN F. KING. President & Chief Executive Officer of Weingart Center Association since 1996. Formerly Chairman of the Board and Chief Executive Officer, World Trade Bank. Director of Golden State Bancorp/California Federal Bank. Age 66. He has been a director of the Company since 1986.

    JOHN E. PEPPERCORN. Retired Vice President of Chevron Corporation and President of Chevron Chemical Co. LLC, a subsidiary of Chevron Corporation. Age 62. He has been a director of the Company since May 1999.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

         CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING
                                IN THE YEAR 2001

    J. MICHAEL HAGAN. Retired Chairman, President and Chief Executive Officer of Furon Company. Director of Remedytemp, Inc. Age 60. He has been a director of the Company since 1994.

    TERRY L. HAINES. President & Chief Executive Officer of A. Schulman, Inc. Director of First Merit Corp. and First National Bank of Ohio. Age 53. He has been a director of the Company since 1997.

    ALAN L. OCKENE. Retired President and Chief Executive Officer, General Tire, Inc. and a member of the Executive Board of Directors of Continental AG of Hanover, Germany, General Tire's parent company. Formerly Vice President, Latin America, Caribbean, Europe & Africa for Goodyear Tire & Rubber Company. Director of A. Schulman, Inc. Age 68. He has been a director of the Company since 1995.

         CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING
                                IN THE YEAR 2002

    STEPHEN W. FOSS. Chairman, President and Chief Executive Officer, Foss Manufacturing Company, Inc. Director of Tyco International, Ltd. Age 57. He has been a director of the Company since 1995.

    JAMES S. MARLEN. Chairman of the Board of the Company since January 1995, President and Chief Executive Officer since June 1993. Formerly Vice President and Officer of GenCorp. Inc. and President, GenCorp Polymer Products, the consumer and industrial product sectors of GenCorp. Mr. Marlen is a director of
A. Schulman, Inc. (NASDAQ), a leading multinational manufacturer of high-performance plastics compounds and resins, and of Parsons Corporation, a privately held, worldwide engineering and construction firm. He is a member of the Board of Visitors at the Anderson Graduate School of Management at UCLA. Mr. Marlen was named a Distinguished Engineering Fellow of the University of Alabama and in February 1998, he was inducted into the State of Alabama Engineering Hall of Fame. Mr. Marlen is also a director in various civic and trade organizations. Age 58. He has been a director of the Company since 1993.

                          THE BOARD AND ITS COMMITTEES

    The Board has standing committees, with duties, current membership and number of meetings for each as shown below. In addition to the membership shown, James S. Marlen is an ex-officio member of all committees; however, he does not vote in the actions of the Compensation & Stock Option Committee or the Board of Directors with respect to stock options or matters pertaining to his own compensation.

AUDIT COMMITTEE                                Three meetings held during 1999
  Members:
    John F. King, Chairman
    J. Michael Hagan
    Terry L. Haines

Functions of the Audit Committee, all of whose actions are subject to approval by the Board, are: Approve selection of independent public accountants; review and approve accounting principles, policies, and practices; scope of annual audit and audit arrangements; results of annual audit and the content and form of financial reports to be included in the Annual Report to Stockholders; and suggestions for improvements in accounting procedures and internal controls made by independent public accountants after completion of the annual audits.

COMPENSATION & STOCK OPTION COMMITTEE          Two meetings held during 1999
  Members:
    Stephen W. Foss
    Alan L. Ockene
    Richard J. Pearson*

Functions of the Compensation & Stock Option Committee, all of whose actions are subject to approval by the Board, are: Review and approve salary ranges for top managerial and executive positions; approve salary rates for corporate officers and recommend salary rates for the Chief Executive Officer and President; approve management incentive compensation and long-term incentive plans and top management awards thereunder and any contingent compensation plans of the Company; fix total incentive compensation appropriation annually; administer stock compensation plans and make stock option grants and awards thereunder.

EXECUTIVE COMMITTEE                            No meetings held during 1999
  Members:
    James S. Marlen, Chairman
    Stephen W. Foss
    Richard J. Pearson*

Functions of the Executive Committee, all of whose actions are subject to approval by the Board, are: Exercise, between meetings of the Board and while the Board is not in session, those duties of the Board of Directors in the management of the business of the Company which may lawfully be delegated to it by the Board.

FINANCE COMMITTEE                              One meeting held during 1999
  Members:
    J. Michael Hagan, Chairman
    Stephen W. Foss
    John F. King

Functions of the Finance Committee, all of whose actions are subject to approval by the Board, are: Review financing policies and programs and consider their effect on the financial position of the Company; review policies, plans and performance of pension fund investments.

NOMINATING COMMITTEE                           Three meetings held during 1999
  Members:
    Richard J. Pearson, Chairman*
    John F. King
    James S. Marlen

Functions of the Nominating Committee, all of whose actions are subject to approval by the Board, are: Recommend total size of Board, personal qualifications for membership, and tenure of directorship; review qualifications of candidates for directorship; obtain, review, and recommend candidates to fill vacancies. The Committee will consider nominees recommended by stockholders whose communications can be addressed to the Nominating Committee, c/o the Secretary of the Company.

    The Board of Directors met a total of 5 times in 1999 and all directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees on which they served for the period in which they served.

------------------------

*Mr. Pearson, who has served as a director since 1982, will retire from the Board and the Committees on which he served effective as of the date of the 2000 Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS AND RETIREMENT POLICIES

    Directors who were not officers or employees of the Company received an annual retainer of $23,000 plus $2,000 for each Board meeting attended in 1999. Directors are available for consultation at any time by Management and normally receive no additional compensation for such consultation. For meetings of committees of the Board of Directors, a fee of $1,250 per meeting was paid. The fee was paid to each director who attended and actively participated. Chairmen of committees received an additional $250 fee for committee meetings chaired. Directors may, by special arrangement, receive an additional fee for special assignments involving unusual demands on their time. Such fees are normally determined in advance by mutual agreement with Management as appropriate in the circumstances. No such special assignments were in effect during 1999. Pursuant to the 1994 Nonemployee Director Stock Option Plan approved by stockholders at the 1995 Annual Meeting, each year on the day following the date of the Annual Meeting of Stockholders, nonemployee directors are granted an option to purchase 1,000 shares of the Company's Common Stock. These shares are exercisable in annual increments of 250 shares each, beginning on the first anniversary date of the grant and have an exercise price equal to the fair market value of the shares on the date of the grant.

    The Board of Directors has a policy establishing the mandatory retirement date of each member of the Board as of the date of the Annual Meeting of Stockholders of the Company next following his or her 72nd birthday.

                         INDEPENDENT PUBLIC ACCOUNTANTS

PREVIOUS INDEPENDENT PUBLIC ACCOUNTANTS

    Effective June 23, 1999, the Company replaced Arthur Andersen LLP ("AA") as its independent accountants.

    The reports of AA on the Company's financial statements for fiscal years 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

    The decision to replace AA was recommended by the Company's Audit Committee and approved by its Board of Directors.

    During fiscal years 1998 and 1997 and the subsequent interim periods, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

    During fiscal years 1998 and 1997 there were no reportable events (as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K).

    Effective, June 23, 1999, the Board of Directors of the Company engaged Deloitte & Touche LLP as the independent accountants to audit the Company's financial statements for the fiscal year ended November 30, 1999. No other event requiring disclosure has occurred.

                    PROPOSAL FOR RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS
                                 (PROXY ITEM 2)

    The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Deloitte & Touche LLP, as independent public accountants to examine the Company's financial statements for its fiscal year ending November 30, 2000. This firm has no financial interest of any kind in the Company or its subsidiaries. The firm has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A member of the firm of Deloitte & Touche LLP is expected to be present at the Annual Meeting to answer questions and to make a statement if he or she desires to do so.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2000, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

    If the appointment is not ratified by a majority of the shares of Common Stock represented at the meeting on this proposal, the adverse vote will be considered as a directive to the Board of Directors to select other independent public accountants for the following year. However, because of the difficulty and expense of making any substitution so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending November 30, 2000 will be permitted to stand unless the Board finds other good reason for making a change.

                                  AMENDMENT TO
                  1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                                 (PROXY ITEM 3)

INTRODUCTION

    Under the 1994 Nonemployee Director Stock Option Plan, nonemployee directors are annually granted options to purchase 1,000 shares of the Company's Common Stock. The annual grants are proposed to be increased to 1,500 shares. No other change is proposed in the Plan.

    To enhance the Company's ability to attract and retain well-qualified directors who are not also employees of the Company and to encourage the acquisition, by such directors, of Common Stock of the Company, the Board of Directors and stockholders approved the 1994 Nonemployee Director Stock Option Plan. Under the 1994 Plan, 27,000 shares of the Company's Common Stock are subject to existing options held by nonemployee directors and 91,250 shares remain available for future grants.

    Options under the 1994 Plan do not qualify as incentive stock options under
Section 422A of the Internal Revenue Code of 1986, as amended.

ELIGIBILITY

    All nonemployee directors are eligible to receive grants of options under the 1994 Plan. As of the date of this Proxy Statement, there are eight such nonemployee directors.

GRANT OF OPTIONS

    If the proposed amendment is approved, each year, on the first business day following the date of the Annual Meeting of Stockholders, beginning with the 2000 Annual meeting, each nonemployee director shall automatically be granted an option to purchase 1,500 shares of Common Stock. Of the nine directors currently on the Board, all but Mr. Marlen are presently nonemployee directors. If the proposed amendment is approved by the stockholders, immediately after the Annual Meeting the nonemployee directors will each be automatically issued an option to purchase 1,500 shares of the Company's Common Stock, instead of 1,000 shares as provided currently under the 1994 Plan.

    The option price at which Common Stock may be purchased upon the exercise of options granted under the 1994 Plan is the fair market value of the Common Stock on the date the option is granted ("Date of Grant"). Options granted under the 1994 Plan have a term of ten years.

    The full option price for all shares purchased upon the exercise of options granted under the 1994 Plan must be paid at the time of the exercise in cash or, in whole or in part with either shares covered by the nonqualified option being exercised or with other shares of the Company owned by the option holder (valued at their fair market value on the date of exercise). Similarly, if the Company is required to withhold any tax imposed as a result of exercise of an option, the option holder must pay that amount in cash to the Company concurrently with the exercise of the option; provided, however, that the holder may elect to pay some or all of such withholding tax with either shares covered by the nonqualified option being exercised or with other shares of the Company owned by the option holder.

    Options granted to nonemployee directors may not be exercised until the first anniversary of the Date of Grant. During the second year after the grant of such options, one-fourth may be exercised, during the third year one-half may be exercised, during the fourth year three-fourths may be exercised, and all options may be exercised after the end of the fourth year from Date of Grant. No such options may be exercised more than ten years from the Date of Grant (the "Expiration Date"). Options granted to a nonemployee director terminate ninety days after such director ceases to be a director of the Company, except upon retirement in accordance with any policy of the Board relating to age, death or disability. Upon death or disability, the nonemployee director's options shall be 100% exercisable and shall terminate if not exercised within one year. Options become fully exercisable shortly before, and expire upon, the consummation of certain reorganizations, mergers and consolidations of the Company.

TAX CONSEQUENCES

    The grant of any option under the 1994 Plan will not result in taxable income to the recipient of the option for federal income tax purposes nor will the Company be entitled to an income tax deduction at the time of grant. Upon exercise of any option, the option holder will generally recognize ordinary income for federal income tax purposes equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will be entitled to a federal income tax deduction at the time of exercise in the amount of ordinary income recognized by the option holder. In general, any further gain realized by the option holder on the subsequent disposition of such shares will be long-term or short-term capital gain depending on how long the shares are held.

DURATION

    The 1994 Plan expires on June 27, 2004, unless earlier terminated by the Board of Directors.

AMENDMENT AND TERMINATION

    The Board may alter, amend, suspend or terminate the 1994 Plan, provided that no such action may, without the consent of such optionee, deprive an optionee of any outstanding options or any rights thereunder, and no such action unless and until it is approved by the stockholders of the Company, may
(i) increase the maximum number of Common Shares that may be acquired upon the exercise of options granted under the 1994 Plan, (ii) reduce the exercise price of options granted under the 1994 Plan, (iii) alter the class of persons eligible for the grant of options under the 1994 Plan, (iv) extend the direction of the 1994 Plan, or (v) materially increase the benefits accruing to the recipients of options granted under the 1994 Plan.

    Notwithstanding the foregoing, the 1994 Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

ADJUSTMENT

    The 1994 Plan provides for appropriate adjustment in the number and type of shares covered by options granted under the 1994 Plan in the event of a reorganization, merger, consolidation, recapitalization, or certain other transactions involving the Company that have the effect of changing the number or type of shares previously subject to the 1994 Plan.

    The foregoing summary of certain of the terms of the 1994 Plan is not intended to be a complete statement of all of its provisions. The legal rights of the Company and option holders under the Plan are governed by the 1994 Plan itself.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1994 PLAN, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The Company has been informed that as of the dates indicated the following persons were beneficial owners of more than five percent of the Company's Common Stock.

NAME AND ADDRESS                                                   SHARES OF STOCK
OF BENEFICIAL OWNER                                            BENEFICIALLY OWNED/AS OF        PERCENT
-------------------                                       ----------------------------------   --------
Taro Iketani ...........................................           306,396/January 14, 2000      7.68
  Funakawara 18, Ichigaya
  Shinjuku-ku
  Tokyo, Japan
Neuberger Berman, LLC ..................................        275,299(1)/December 31, 1999     6.90
  605 Third Avenue
  New York, NY
T. Rowe Price Associates
T. Rowe Price Small-Cap Value Fund, Inc. ...............        237,100(2)/December 31, 1999     5.90
  100 E. Pratt Street
  Baltimore, MD 21202
Dimensional Fund Advisors Inc. .........................        227,100(3)/December 31, 1999     5.69
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

------------------------

The information that is footnoted in the table above and set forth in the notes below is based upon a Schedule 13G filed with the Securities and Exchange Commission by each respective stockholder.

(1) In its Schedule 13G, Neuberger Berman, LLC stated that in its capacity as investment advisor, it has shared dispositive power with respect to 275,299 shares and sole voting power with respect to 193,399 of such shares.

(2) In its Schedule 13G, T. Rowe Price Associates, Inc. stated that, in its capacity as investment advisor, it has (i) sole voting power with respect to 5,100 shares and (ii) sole dispositive power with respect to all such shares. T. Rowe Price Small-Cap Value Fund, Inc. indicated it has sole voting power with respect to 225,000 of such shares.

(3) In its Schedule 13G, Dimensional Fund Advisors Inc. indicated that, in its capacity as investment advisor, it has sole voting and dispositive power with respect to all such shares.

SECURITY OWNERSHIP OF MANAGEMENT

    As of February 8, 2000, the shares of Common Stock held by all directors, nominees for director and executive officers named in the Summary Compensation Table individually and by directors and officers as a group were:

                                                                   VESTED SHARES    RIGHTS TO
                                                 SHARES OF STOCK      HELD IN        ACQUIRE
                                                  BENEFICIALLY      TRUST UNDER     BENEFICIAL
NAME                                                OWNED(1)        401(K) PLAN    OWNERSHIP(2)   PERCENT
----                                             ---------------   -------------   ------------   --------
DIRECTORS AND NOMINEES:
  Peter K. Barker..............................        1,000               0              -0-          *
  Stephen W. Foss..............................        4,553               0            2,500          *
  J. Michael Hagan.............................        2,630               0            3,500          *
  Terry L. Haines..............................        2,065               0            1,500          *
  John F. King.................................          300               0            3,500          *
  Alan L. Ockene...............................          600               0            2,500          *
  Richard J. Pearson...........................          600(3)            0            3,500          *
  John E. Peppercorn...........................

NAMED EXECUTIVE OFFICERS:
  James S. Marlen..............................       33,000             352          191,325          *
  Javier Solis.................................           37           2,707           20,092          *
  Gary Wagner..................................          105(4)          676           18,592          *
  Thomas P. Giese..............................           37             244           22,575          *
  Robert F. Wilkinson..........................            0             900                0          *

DIRECTORS AND OFFICERS AS A GROUP (INCLUDING
  THOSE ABOVE).................................       45,273           5,697          277,704       1.28%(5)

------------------------

(1)  Direct ownership except as otherwise noted.

(2) Represents shares subject to options which could be exercised by April 8, 2000 by the named individuals or the Group pursuant to the 1992 Incentive
    Stock Compensation Plan and the 1994 Nonemployee Director Stock Option Plan.

(3)  Shares held in Pearson Family Trust, a living trust.

(4)  100 of these shares are owned jointly with his wife.

(5) If the 277,704 shares subject to exercisable options held by directors and officers as a group were included in the total amount of shares outstanding, then the percentage of Common Stock owned by the group would be 7.70%

*   Percentage owned of less than 1% of total outstanding shares not shown.

    Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities & Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended
November 30, 1999, all Section 16(a) filing requirements were met.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for each of the last three fiscal years ended November 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                ---------------------------------------------   ----------------------------------
                                                                                        AWARDS            PAYOUTS
                                                                                -----------------------   --------
                                                                                             NUMBER OF
                                                                                RESTRICTED   SECURITIES
                                                                 OTHER ANNUAL     STOCK      UNDERLYING               ALL OTHER
NAME AND                                    SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS/      LTIP     COMPENSATION
PRINCIPAL POSITION                YEAR      ($)(1)     ($)(1)        ($)           ($)          (#)       PAYOUTS       ($)(2)
------------------              --------   --------   --------   ------------   ----------   ----------   --------   ------------
James S. Marlen, .............    1999     600,002    550,000           --         -0-         40,000     415,502       44,802
  Chairman, President, & Chief    1998     575,249    375,000       58,235         -0-         60,000     600,000       28,350
  Executive Officer               1997     533,157    435,000      108,819         -0-         26,500     555,000       15,693

Javier Solis, ................    1999     208,077    120,000           --         -0-          5,000      87,255       12,443
  Senior Vice President of        1998     196,923     75,000           --         -0-          2,500     100,000        4,061
  Administration, Secretary       1997     182,073    100,000           --         -0-          5,000      92,000        1,267
  and General Counsel

Gary Wagner, .................    1999     208,077    120,000           --         -0-          5,000      87,255        7,323
  Senior Vice President &         1998     196,154     75,000           --         -0-          2,500     100,000        3,606
  Chief Financial Officer         1997     176,538    100,000           --         -0-          5,000      90,000        1,304

Thomas P. Giese, .............    1999     185,270    100,000           --         -0-          1,500     103,598        6,539
  Vice President, Group           1998     174,462    100,000           --         -0-          1,500     133,500        4,193
  President Concrete & Steel      1997     167,115     70,000           --         -0-          5,000     127,500        1,586
  Pipe Group

Robert F. Wilkinson, .........    1999     154,692     95,000           --         -0-            -0-      89,748        9,108
  Vice President, President       1998     153,000     71,000           --         -0-            -0-         -0-        3,788
  Construction & Allied           1997     140,000     45,000           --         -0-            -0-         -0-          -0-
  Products Group

------------------------------

(1) Amounts shown include cash and non-cash compensation earned for services performed and received by the Executive Officers as well as amounts earned but deferred at the election of those officers during the fiscal years indicated.

(2) Amounts in this column represent: (a) Contributions by the Company to the 401(K) Savings Plan for: James S. Marlen, $334; Javier Solis, $1,118; Gary
    Wagner, $2,578; Thomas P. Giese, $3,239 and Robert F. Wilkinson, $6,977 and
    b) Above-market interest calculated (but not paid or payable) on deferred compensation: James S. Marlen, $44,468; Javier Solis, $11,325; Gary Wagner, $4,745; Thomas P. Giese, $3,300 and Robert F. Wilkinson, $2,131.

------------------------------

EMPLOYMENT AGREEMENT

    In May 1997, the Company entered into an Amended and Restated Employment Agreement with Mr. Marlen for his continued employment as Chairman, President and Chief Executive Officer. The term of the agreement is automatically extended from day-to-day so that it always has a remaining term of three years and six months, or until Mr. Marlen attains age 67 1/2, if sooner. Under the terms of that agreement Mr. Marlen's current annual base salary rate of $600,000 is subject to future merit increases based on annual reviews by the Board of Directors, with participation in the Company's Management Incentive Compensation Plan (MICP), its Key Executive Long-Term Cash Incentive Plan (LTIP), and other executive compensation and benefit plans. Under the terms of that agreement, in 1999 the Company granted Mr. Marlen a non-qualified stock option award of 40,000 shares under the 1992 Incentive Stock Compensation Plan at an option price of $38.125 per share, that being the New York Stock Exchange closing price as of January 28, 1999, the day that the award was granted. In the event that Mr. Marlen is terminated without cause, he would be entitled to a severance benefit equal to his then current base salary plus the highest bonus received during the three and one-half years preceding termination (but not less than 60% of his annual base salary determined as of the date of termination) times a factor of 3.5. Under the terms of a May 1998 amendment to the agreement, Mr. Marlen will be reimbursed for any excise taxes which might be imposed under
Section 4999 of the Internal Revenue Code. In the event of his death or long-term disability while employed, or termination for reasons other than cause, all stock awards will become fully vested and he will become entitled to vested pension benefits plus three years of additional service credit. In the event that he is terminated without cause, Mr. Marlen will also be entitled to continued health and medical benefits coverage at the same cost he would be paying at the time of termination.

CHANGE OF CONTROL AGREEMENTS

    In September 1998, the Company entered into Agreements with Messrs. Javier Solis and Gary Wagner, Senior Vice President of Administration, Secretary and General Counsel and Senior Vice President, Chief Financial Officer, respectively. The terms of those agreements are automatically extended so that they always have a remaining term of two years. Under the terms of those agreements, their annual base salary rates are subject to future merit increases based on annual reviews by the Board of Directors. In the event of a change of control of the Company resulting in termination without cause within twelve months following such change of control, Messrs. Solis and Wagner would be entitled to a severance benefit equal to three times the sum of (a) the higher of the annual base salary at the time of termination without cause or their current base salary and (b) the average annual bonus earned for the two completed fiscal years immediately prior to such termination. They would also be entitled to a pro-rata portion of target incentive bonuses under the Company's annual and long-term management cash incentive plans. Such severance benefits are subject to reduction in order to comply with certain IRS regulations and limitations relating to change of control. In addition, all stock option awards would be become fully vested and they would be entitled to continued health and medical benefits coverage at the same cost they would be paying at the time of termination.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------    POTENTIAL REALIZABLE
                                                  PERCENT OF                                 VALUE AT ASSUMED
                                   NUMBER OF     TOTAL OPTIONS                            ANNUAL RATES OF STOCK
                                   SECURITIES     GRANTED TO     EXERCISE                 PRICE APPRECIATION FOR
                                   UNDERLYING      EMPLOYEES      OR BASE                     OPTION TERM(1)
                                    OPTIONS        IN FISCAL       PRICE     EXPIRATION   ----------------------
NAME                              GRANTED (#)        YEAR        ($/SH)(2)    DATE(3)       $@5%        $@10%
----                              ------------   -------------   ---------   ----------   ---------   ----------
James S. Marlen.................     40,000          76.2         38.125       1-28-09     959,063    2,430,457
Javier Solis....................      5,000           9.5         38.125       1-28-09     119,883      303,807
Gary Wagner.....................      5,000           9.5         38.125       1-28-09     119,883      303,807
Thomas P. Giese.................      1,500           2.9         38.125       1-28-09      35,965       91,142

------------------------

(1) Calculated based upon a 10-year option term, compounded appreciation at 5% and 10% rates.

(2)  Market value of shares on the date of grant.

(3) Options are exercisable commencing 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                            NUMBER OF                                                    VALUE OF UNEXERCISED
                            SECURITIES                     NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                            UNDERLYING                     OPTIONS AT FY-END (#)             AT FY-END ($)
                             OPTIONS        VALUE       ---------------------------   ---------------------------
NAME                        EXERCISED    REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ----------   ------------   -----------   -------------   -----------   -------------
James S. Marlen...........       -0-           -0-         15,000              0        156,563              0(1)
                                                           15,000              0         17,813              0(2)
                                                           40,000              0        247,500              0(3)
                                                            6,325              0         73,133              0(4)
                                                           73,375         26,625        270,570         98,180(5)
                                                           10,000         10,000              0              0(6)
                                                           15,000         45,000              0              0(7)
                                                                0         40,000              0        202,500(8)

Javier Solis..............       -0-           -0-          2,000              0         21,375              0(9)
                                                            3,000              0          3,563              0(2)
                                                            8,842              0         54,710              0(3)
                                                            2,500          2,500              0              0(6)
                                                              625          1,875              0              0(10)
                                                                0          5,000              0         25,313(8)

Gary Wagner...............       -0-           -0-            500              0          5.344              0(9)
                                                            3,000              0          3,563              0(2)
                                                            8,842              0         54,710              0(3)
                                                            2,500          2,500              0              0(6)
                                                              625          1,875              0              0(10)
                                                                0          5,000              0         25,313(8)

Thomas P. Giese...........       -0-           -0-          2,000              0         21,375              0(9)
                                                            2,000              0          2,375              0(2)
                                                           10,000              0         61,875              0(3)
                                                            3,700              0         42,781              0(4)
                                                            2,500          2,500              0              0(6)
                                                              375          1,125              0              0(10)
                                                                0          1,500              0          7,594(8)

------------------------

  (1) Value based upon exercise price of $32.75 and fiscal year-end 1999 market price of $43.1875.

  (2) Value based upon exercise price of $42.00 and fiscal year-end 1999 market price of $43.1875.

  (3) Value based upon exercise price of $37.00 and fiscal year-end 1999 market price of $43.1875.

  (4) Value based upon exercise price of $31.625 and fiscal year-end 1999 market price of $43.1875.

  (5) Value based upon exercise price of $39.50 and fiscal year-end 1999 market price of $43.1875.

  (6) Value based upon exercise price of $49.75 and fiscal year-end 1999 market price of $43.1875.

  (7) Value based upon exercise price of $56.8125 and fiscal year-end 1999 market price of $43.1875.

  (8) Value based upon exercise price of $38.125 and fiscal year-end 1999 market price of $43.1875.

  (9) Value based upon exercise price of $32.50 and fiscal year-end 1999 market price of $43.1875.

 (10) Value based upon exercise price of $58.75 and fiscal year-end 1999 market price of $43.1875.

 (11) Value based upon exercise price of $37.50 and fiscal year-end 1999 market price of $43.1875.

LONG-TERM INCENTIVE PLAN AWARDS

    See "Report of the Compensation & Stock Option Committee" on Page 15 for a description of the Key Executive Long-Term Cash Incentive Plan ("LTIP"). The LTIP was approved by stockholders at the Company's Annual Meeting in March 1998. The following table shows, for the named executive officers, the calculated future payouts, if any, under the LTIP for the three-year performance cycle which began in 1999. Threshold amounts are the minimum amounts payable under the LTIP provided that the minimum level of performance is achieved with respect to the pre-established performance objective, measured in terms of its cumulative earnings per share for that three-year cycle. If such performance is not achieved, amounts would be zero.

             LONG TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR(1)

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                         NUMBER       PERFORMANCE OR      NON-STOCK PRICE-BASED PLANS
                                       OF SHARES,      OTHER PERIOD     -------------------------------
                                        UNITS OR     UNTIL MATURATION   THRESHOLD    TARGET    MAXIMUM
NAME                                  OTHER RIGHTS      OR PAYOUT           $          $          $
----                                  ------------   ----------------   ---------   --------   --------
James S, Marlen.....................        --            3 Years        $75,000    $300,000   $600,000
Javier Solis........................        --            3 Years         15,750      63,000    126,000
Gary Wagner.........................        --            3 Years         15,750      63,000    126,000
Thomas P. Giese.....................        --            3 Years         18,700      74,800    149,600
Robert F. Wilkinson.................        --            3 Years         16,200      64,800    129,600

------------------------

(1) Amounts shown in this table were calculated using the salaries for the listed participants in the LTIP as of December 1, 1999. Actual payouts, if any, would be based on actual salaries at November 30, 2001, the end of the performance cycle.

                                 PENSION PLANS

    The following schedule shows the estimated annual benefit payable under the combined Ameron Pension Plan (Salaried Section) and Ameron Supplemental Executive Retirement Plan for employees at varying pay levels and years of service. The schedule assumes retirement at age 65.

                                                  YEARS OF SERVICE
FINAL AVG.                            -----------------------------------------
ANNUAL COMPENSATION($)(1)                15         20         25         30
-------------------------             --------   --------   --------   --------
 150,000............................  $ 40,710   $ 54,280   $ 67,850   $ 81,420
 200,000............................    55,335     73,780     92,225    110,670
 300,000............................    84,585    112,780    140,975    169,170
 400,000............................   113,835    151,780    189,725    227,670
 500,000............................   143,085    190,780    238,475    286,170
 600,000............................   172,335    229,780    287,225    344,670
 700,000............................   201,585    268,780    335,975    403,170
 800,000............................   230,835    307,780    384,725    461,670
 900,000............................   260,085    346,780    433,475    520,170
1,500,000...........................   435,585    580,780    725,975    871,170

------------------------

(1) Calculated based upon highest consecutive 60 of last 120 months of earnings prior to retirement.

    Benefits shown above are computed as straight life annuity amounts. They are not subject to deduction for Social Security or other offset amounts.

    For purposes of the Ameron Pension Plan, compensation is base monthly salary, exclusive of overtime, severance, bonuses, commissions or amounts deferred under the Executive Deferral Plan. The

Internal Revenue Code limits the amount per year on which benefits are based and limits the aggregate amount of the annual pension which may be paid by an employer from a plan which is qualified under the Code for federal income tax purposes. The Supplemental Executive Retirement Plan provides for supplemental payments to be made to certain eligible executives of the Company in amounts sufficient to maintain total benefits upon retirement had there been no such Code limitations and expands annual compensation to include bonuses and deferred compensation.

    As of February 1, 2000, the estimated credited service under both plans for each of the named individuals in the foregoing Summary Compensation Table are:

                                                                   CREDITED YEARS
                                                                    OF SERVICE(1)
                                                             ---------------------------
                                                               PRESENT       AT AGE 65
                                                             ------------   ------------
James S. Marlen............................................  13 4/12(2)     22 4/12(2)
Javier Solis...............................................  18 4/12        30
Gary Wagner................................................  14 10/12       30
Thomas P. Giese............................................  30             30
Robert F. Wilkinson........................................   3 8/12         8 4/12

------------------------

(1)  The maximum credit is 30 years.

(2) Refer to "Employment Agreement" section on Page 10 above. In order for the Company to provide Mr. Marlen with pension benefits not less than those under the pension plan of his former employment, the credited years of service noted for Mr. Marlen include two years of credit for each year of service during the first 9 1/2 years of his employment with the Company. In addition, in the event that Mr. Marlen is terminated for reasons other than for cause and/or a change of control takes place, he will be entitled to his vested pension benefits plus three years of additional credited service. In the event that he obtains new employment within three years of leaving the Company following termination, he will be entitled only to his vested pension benefits (not additional years of service).

THE FOLLOWING REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE AND THE STOCK PRICE PERFORMANCE GRAPH INCLUDED IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN, AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED UNDER EITHER OF SUCH ACTS.

              REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE

    The Compensation & Stock Option Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee, all of whose actions are subject to approval by the Board of Directors, is responsible for the proper administration of the Company's various compensation programs, including its salary policies, its Management Incentive Compensation Plan ("MICP") (which comprises its annual bonus plan for management employees), its Key Executive Long-Term Cash Incentive Plan ("LTIP") and its 1992 Incentive Stock Compensation Plan. On an annual basis the Committee reviews base salary ranges for the Company's various levels of management, approves annual salaries of officers, approves MICP and LTIP awards, administers the 1992 Incentive Stock Compensation Plan and makes grants thereunder, and reviews with the Board in detail all aspects of compensation for all officers of the Company, including the Chief Executive Officer.

    The executive compensation policy of the Company, which is endorsed by the Committee, is that the base compensation of all officers should be generally comparable to base salaries being paid to similarly situated officers of other general diversified manufacturing companies with similar sales and industries in the U.S., and that bonus compensation be in the form of MICP and LTIP awards and stock option benefits which are contingent upon the performance of the Company as well as the individual contributions of each officer. Because of the inherent cyclical nature of some of the Company's businesses, and because a significant portion of its businesses are dependent on the timing of projects over which it has no control, the Committee does not believe that the base salary portion of compensation of the Company's officers should be subject to annual fluctuations based solely on such effects.

    In determining comparability of officer salaries to those of other similarly situated officers, members of the Committee review the results of compensation surveys provided by various compensation consulting firms of national reputation. The Committee has reviewed the compensation for each of the five highest paid officers for 1999 and has determined that in its opinion, the compensation of all officers is reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance.

    The MICP is based on the following measures: corporate performance, business unit performance and personal performance. The corporate performance measure is based on earnings per share and return on sales. The Committee believes that these factors are the primary determinant of share price over time. Because of the relatively low volume of trade of the Company's stock and therefore its susceptibility to volatility based on extraneous factors, the Committee does not believe that share price per se is necessarily a measure of corporate performance. Business unit performance measures are based primarily on return on assets. Personal performance measures are based on such qualitative factors as performance against objectives and plans, and organizational and management development.

    The LTIP was approved by the Board of Directors in April 1994 and by the stockholders of the Company in March 1998. The purpose of this plan is to reward selected senior executives with above average total pay for achieving and sustaining above average long-term financial goals. Participants in the LTIP are eligible to receive cash incentive awards and grants of stock options based on the financial performance of the Company and, in some cases, a combination of the financial performance of the Company and its business units, after the end of each three-year performance cycle. The cash awards under the LTIP for the 1997-1999 performance cycle which appear in the Summary Compensation Table were earned based on the Company's successfully having exceeded its financial plan, measured in terms of its cumulative earnings per share for that three-year cycle. The determination of cash payouts, if any, under the LTIP for the fiscal years 1998-2000, 1999-2001 and 2000-2002 performance cycles will not be made until after the end of the 2000, 2001 and 2002 fiscal years, respectively. For those performance cycles, the Company's financial performance will continue to be measured based on cumulative earnings per share, with return on assets and return on equity thresholds.

    The current annual base salary of $600,000 for Mr. Marlen was set in June 1998. That base salary was established based on comparability to base salaries being paid to other similarly situated officers of general diversified manufacturing companies with similar sales revenues and industries in the U.S. That base salary will be reviewed again by the Committee in June 2000. A bonus award of $550,000 was approved for payment to Mr. Marlen under the MICP with respect to fiscal 1999 based on the Company's performance against various financial goals established by the Committee, including earnings per share and return on sales, as well as a continuing very favorable assessment by the Committee and the Board of Mr. Marlen's individual performance and leadership. Such MICP award is in line with the average of bonus awards paid to chief executive officers of general diversified manufacturing companies with similar sales and industries in the U.S. as reported by various compensation consulting firms of national reputation. During fiscal year 1999, the Company awarded
Mr. Marlen a non-qualified stock option grant of 40,000 shares under the 1992 Incentive Stock Compensation Plan at an option price of $38.125 per share, that being the New York Stock Exchange closing date price as of the date of approval of such grant.

S. W. Foss
A. L. Ockene
R. J. Pearson

                         STOCK PRICE PERFORMANCE GRAPH

    The following line graph compares the yearly changes in the cumulative total return on the Company's Common Stock against the cumulative total return of the New York Stock Exchange Market Value Index and the Peer Group Composite described below for the period of the Company's five fiscal years commencing December 1, 1994 and ended November 30, 1999. The graph has been supplemented this year with comparative information relating to the Russell 2000 Index for the same period of time. The comparison assumes $100 invested in stock on December 1, 1994. Total return assumes reinvestment of dividends. The Company's stock price performance over the years indicated below does not necessarily track the operating performance of the Company nor is it necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

VALUE OF INVESTMENTS                  AMERON            N.Y.S.E.  PEER GROUP  RUSSELL 2000
                             INTERNATIONAL CORPORATION              INDEX
                      12/94                    $100.00   $100.00     $100.00       $100.00
                      11/95                    $116.17   $127.92     $133.01       $128.49
                      11/96                    $159.35   $159.11     $159.80       $149.85
                      11/97                    $218.03   $201.34     $183.52       $184.90
                      11/98                    $127.51   $235.36     $199.19       $172.47
                      11/99                    $154.60   $262.37     $173.91       $196.74

    The Peer Group Composite is based 70% on a Building Materials Companies Component and 30% on a Protective Coatings Companies Component. This percentage split was arrived at based on the historical sales volumes during the past five years of the Company's Protective Coatings Business Segment in comparison to the remainder of the Company's other business segments which are generically in the building materials category. The Building Materials Companies Component is comprised of the following companies: Advanced Environ Recycle, American Woodmark Corp., Ameron International Corp., Armstrong World Industries, Bairnco Corp., Butler Manufacturing Co., Ceradyne, Inc., Chemfab Corp., Dal-Tile Internat Inc., Elcor Corp., Griffon Corp., Industrial Holdings, Inc., Insituform Technols, Internacional De Ceramic, Johns Manville, Corp., Knape & Vogt Mfg. Co., Martin Marietta Material, Miller Building Systems, Inc., NCI Building Systems Inc., Owens-Corning Fiberglass, Raytech Corp., Republic Group Inc., Shaw Group Inc., Southwall Technologies, United Dominion Ind., USG Corp. and Vulcan Materials Co. The Protective Coatings Companies Component is comprised of the following companies: Ameron International Corp., Corimon SA, Dexter Corp., Ferro Corp., Lilly Industries Inc., PPG Industries, Inc., RPM, Inc., Sherwin-Williams Co., Thermacell Technologies and Valspar Corp.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    It is the Company's understanding that Mr. Taro Iketani is one of the principal Stockholders of Tokyo Steel Manufacturing Co., Ltd., ("Tokyo Steel"), a Japanese corporation. Tokyo Steel owns 25% of the outstanding stock of TAMCO, a California corporation. The Company owns 50% of TAMCO. TAMCO manufactures steel reinforcing bars. In addition, TAMCO leases from the Company, certain land, buildings and improvements used in TAMCO's steelmaking operations at a monthly lease rate of $30,000 payable in arrears. The lease is a net lease expiring in February, 2002 with a renewal option available to TAMCO. In addition, at the end of the renewal term, TAMCO has the option to purchase the property at the then current market value.

    During 1999, the Company sold materials to TAMCO in transactions totaling $77,431.

    Mr. J. Michael Hagan, a Director of the Company, is the retired Chairman, President and Chief Executive Officer of Furon Company. During 1999, the Company purchased materials from Furon Company in transactions totaling $52,671.

    The Company believes that the terms of the transactions described above were as favorable as could have been negotiated with unaffiliated parties.

                                 MISCELLANEOUS

COST OF SOLICITING PROXIES

    The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, Stockholders are urged to return their proxies without delay.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the year 2001 meeting must be addressed to the Company, Attention: Corporate Secretary, at the Company's principal office, and must be received there no later than November 5, 2000.

    The Company's Bylaws provide that for business to be brought before an annual meeting by a stockholder, written notice must be received by the Secretary not less than 60 or more than 120 days prior to the meeting; provided that in the event the first public disclosure of the date of the meeting is made less than 65 days prior thereto, the required notice may be received within ten days following such public disclosure. The information which must be included in the notice is specified in the applicable Bylaw, a copy of which may be obtained from the Secretary.

                                 OTHER MATTERS

    So far as management knows, there are no matters to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented to the Meeting, the persons named in the proxies will act according to their best judgment on behalf of the stockholders they represent.

                                          By Order of the Board of Directors

                                          Javier Solis, SECRETARY

February 22, 2000
Pasadena, California

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                       AMERON INTERNATIONAL CORPORATION
             245 SOUTH LOS ROBLES AVENUE, PASADENA, CALIFORNIA 91101

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
     The undersigned hereby appoints James S. Marlen, Javier Solis and Gary
R Wagner, and each of them, with full power of substitution in each, proxies to vote all the shares of Ameron International Corporation
O ("Ameron") Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held March 22, 2000, and at any
X adjournment thereof, upon the following matters as specified and in their discretion upon such other business as may properly come before
Y    the meeting or any adjournment thereof.





                                                                     SEE REVERSE
                                                                         SIDE

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

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  /X/ Please mark your                                                  5084
      votes as in this
      example.

      This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Items 1, 2 and 3.


   --------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
   --------------------------------------------------------------------------

                                       FOR         WITHHELD        WITHHELD
                                       ALL         FOR ALL       FOR NOMINEE(S)
                                     NOMINEES      NOMINEES      LISTED BELOW*

   1.  Election of Directors          /  /           /  /             /  /



       Nominees:  Peter K. Barker
                  John F. King
                  John E. Peppercorn

   * Vote withheld from the following nominee(s) only: (write the name of the nominee(s) in the space below)

   ------------------------------------------------

                                                         FOR   AGAINST   ABSTAIN

   2.  Ratify the appointment of Deloitte & Touche,
       LLP, independent public accountants.             /  /    /  /     /  /


   3.  Proposal to Amend the Ameron 1994 Nonemployee
       Director Stock Option Plan.                     /  /    /  /     /  /


   --------------------------------------------------------------------------


                                           Yes, I plan to attend        /  /
                                           the Annual Meeting


                                           No, I do not plan to attend  /  /
                                           the Annual Meeting





  SIGNATURE(S)                                            DATE
              ------------------------------------------      ------------------
  NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.

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